EXHIBIT 10.2

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES

                   Index to Consolidated Financial Statements
                                December 31, 2001

                                                                           Page

Report of Independent Public Accountants ..............................      1

Consolidated Balance Sheets............................................      2

Consolidated Statements of Income......................................      3

Consolidated Statements of Cash Flows..................................      4

Consolidated Statement of Shareholders' Equity.........................      5

Notes to Consolidated Financial Statements.............................   6 - 28

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Global Sources Ltd.

We have audited the accompanying consolidated balance sheets of Global Sources Ltd. (a company incorporated under the laws of Bermuda) and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Sources Ltd. and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR ANDERSEN


Singapore
February 28, 2002

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

                                                                            At              At
                                                                       December 31     December 31
                                                                       -----------     -----------
                                                                           2000            2001
                                                                       -----------     -----------
                                     ASSETS

Current Assets:

   Cash and cash equivalents ........................................     $ 12,727      $ 20,236
   Accounts receivable, net .........................................        7,803         5,710
   Receivables from sales representatives ...........................          556           709
   Receivables from related party sales representatives .............        3,438         2,900
   Inventory of paper ...............................................        1,213           856
   Prepaid expenses and other current assets ........................        1,768         1,122
                                                                          --------      --------
         Total Current Assets .......................................       27,505        31,533
                                                                          --------      --------

Property and equipment, net .........................................       23,205        19,058
Intangible assets, net ..............................................          373             3
Long term investments ...............................................        1,250           100
Bonds held to maturity, at amortized cost ...........................        2,027         1,709
Other assets ........................................................        1,346         1,199
                                                                          --------      --------
         Total Assets ...............................................     $ 55,706      $ 53,602
                                                                          ========      ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

   Accounts payable .................................................     $  5,536      $  3,625
   Deferred income and customer prepayments .........................       15,888        17,122
   Accrued liabilities ..............................................        5,879         5,127
   Short-term loan ..................................................        4,000            --
   Income taxes payable .............................................          158           164
                                                                          --------      --------
         Total Current Liabilities ..................................       31,461        26,038
                                                                          --------      --------
   Liabilities for incentive and bonus
    plans ...........................................................        1,794         1,434
   Amount due to parent company .....................................       11,404        11,404
   Minority interest ................................................        2,432         2,515
   Deferred tax liability ...........................................          454           610
                                                                          --------      --------
         Total Liabilities ..........................................       47,545        42,001
                                                                          --------      --------

Shareholder's equity:

    Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
         26,303,949 (2000: 26,303,949) shares issued and outstanding           263           263
   Additional paid in capital .......................................       75,726        80,196
   Retained earnings/(deficit) ......................................      (62,762)      (61,987)
   Less : Unearned compensation .....................................       (5,066)       (6,871)
                                                                          --------      --------
         Total shareholders' equity .................................        8,161        11,601
                                                                          --------      --------
         Total liabilities and shareholders' equity .................     $ 55,706      $ 53,602
                                                                          ========      ========

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

                                                                                       Year Ended December 31,
                                                                        ----------------------------------------------------
                                                                            1999                2000                2001
                                                                        ------------        ------------        ------------
Revenues:
  Online marketplace services ...................................       $     25,463        $     55,121        $     55,468
  Transaction software and services .............................                584                 733                 305
  Complementary media services ..................................             60,846              42,602              34,964
  Other .........................................................              3,379               4,597               4,548
                                                                        ------------        ------------        ------------
                                                                              90,272             103,053              95,285
Operating Expenses:
    Sales .......................................................             29,481              34,436              32,047
    Circulation .................................................             13,069              13,337              11,757
    General and administrative ..................................             32,134              36,197              33,726
    Online services development .................................              3,461               6,665               8,393
    Non-cash compensation expense (Note a) ......................                 --              65,689               2,501
    Non-cash listing expenses ...................................                 --               1,353                  --
    Amortization of intangibles/Software development cost .......                371               1,018               3,476
                                                                        ------------        ------------        ------------
Total Operating Expenses ........................................             78,516             158,695              91,900
                                                                        ------------        ------------        ------------
Income/(Loss) from Operations ...................................             11,756             (55,642)              3,385
                                                                        ------------        ------------        ------------
    Interest expense ............................................               (337)               (649)               (172)
    Interest income .............................................                558               1,135                 357
    Foreign exchange gains (losses),  net .......................                427                  50                (470)
    Write-down of investments ...................................                 --             (11,750)             (1,150)
                                                                        ------------        ------------        ------------
Income/(Loss) before Income Taxes ...............................             12,404             (66,856)              1,950
Income Tax Provision ............................................             (1,435)             (1,277)             (1,143)
                                                                        ------------        ------------        ------------
Income/(Loss) before minority interest ..........................       $     10,969        $    (68,133)       $        807
                                                                        ------------        ------------        ------------
Equity in (loss)/income of affiliate ............................                 --                 (51)                 51
Minority interest ...............................................                 --                 (37)                (83)
                                                                        ------------        ------------        ------------
Net Income/(Loss) ...............................................       $     10,969        $    (68,221)       $        775
                                                                        ============        ============        ============

Basic and diluted net income/(loss) per share ...................       $       0.44        $      (2.63)       $       0.03
                                                                        ============        ============        ============
Shares used in basic and diluted net income /(loss) per share
  calculations (Note 14) ........................................         25,051,380          25,948,028          26,303,949
                                                                        ============        ============        ============

Note  :  a. Reflects the non-cash compensation expenses associated with the transfer of shares from the parent company to the chairman and chief executive officer of the Company and the employee equity compensation plans. Approximately $381 (2000: $291) represents sales expenses, $87 (2000: $168) represents circulation, $1,546 (2000:
            $65,044) represents general and administrative and $487 (2000: $186) represents online services development expenses.

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (In U.S. Dollars Thousands)

                                                                                     Year Ended December 31,
                                                                            ----------------------------------------
                                                                              1999            2000            2001
                                                                            --------        --------        --------
Cash flows from operating activities:
    Net income/(Loss) ...............................................       $ 10,969        $(68,221)       $    775
Adjustments to reconcile net income to net cash provided by
 (used for) operating activities:
    Depreciation and amortization ...................................          2,441           4,069           8,934
    Loss/(Profit) on sale of property and equipment .................             19             (23)             34
    Accretion of U.S. Treasury strips zero % coupon .................           (170)           (139)           (122)
    Bad debt expense ................................................          1,123           1,188             765
    Expenses allocated by Parent Company ............................            640              --              --
    Non-cash compensation expense ...................................             --          65,689           2,501
    Non-cash listing expenses .......................................             --           1,353              --
    Income attributable to minority shareholder .....................             --              37              83
    Write-down of investments .......................................             --          11,750           1,150
    Equity in loss/(income) of affiliate ............................             --              51             (51)
    Property and equipment written off ..............................             --              12             108
                                                                            --------        --------        --------
                                                                              15,022          15,766          14,177
    Changes in assets and liabilities:
    Accounts receivables ............................................           (407)         (1,865)          1,328
    Receivables from sales representatives ..........................            (11)          1,527            (153)
    Receivables from related party sales representatives ............          2,090             651             538
    Inventory of paper ..............................................            200            (630)            357
    Prepaid expenses and other current assets .......................          1,611           1,459             646
    Loan to chief executive officer .................................             --          (5,350)             --
    Repayment of loan from chief executive officer ..................             --           5,350              --
    Long term assets ................................................            308            (123)            147
    Accounts payable ................................................         (1,157)          2,067          (1,911)
    Accrued liabilities and liabilities for incentive and bonus plans             77          (2,987)         (1,061)
    Deferred income and customer prepayments ........................          3,447             750           1,234
    Amount due to Parent Company ....................................         (6,268)             --              --
    Tax liability ...................................................            227             298             162
                                                                            --------        --------        --------
         Net cash provided by operating activities ..................         15,139          16,913          15,464
                                                                            --------        --------        --------

Cash flows from investing activities:
    Purchase of bonds ...............................................            (93)             --              --
    Purchase of long term investments ...............................             --         (13,000)             --
    Purchase of property and equipment ..............................         (8,318)        (17,128)         (4,874)
    Proceeds from sales of property and equipment ...................             39              25             315
    Proceeds from matured bonds .....................................            460             460             440
   Capital contributed by minority shareholder in a joint venture ...             --           6,000              --
                                                                            --------        --------        --------
         Net cash used for investing activities .....................         (7,912)        (23,643)         (4,119)
                                                                            --------        --------        --------

Cash flows from financing activities:
    Short-term borrowings ...........................................             --          13,260              --
    Repayment of short-term borrowings ..............................             --          (9,260)         (4,000)
    Dividends paid ..................................................        (14,945)             --              --
    Advances from shareholders ......................................          7,438              --              --
    Amount received towards directors stock option plan .............             --              --             164
    Additional capital contributed ..................................             --              24              --
                                                                            --------        --------        --------
         Net cash (used for) generated from financing activities ....         (7,507)          4,024          (3,836)
                                                                            --------        --------        --------
Net (decrease)/increase in cash and cash equivalents ................           (280)         (2,706)          7,509
Cash and cash equivalents, beginning of the year ....................         15,713          15,433          12,727
                                                                            --------        --------        --------
Cash and cash equivalents, end of the year ..........................       $ 15,433        $ 12,727        $ 20,236
                                                                            ========        ========        ========

Supplemental cash flow disclosures:
    Income tax paid .................................................       $  1,208        $    979        $    981
    Interest paid ...................................................            337             639             172
                                                                            ========        ========        ========

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              (In U.S. Dollars Thousands, Except Number of Shares)

                                            Ordinary Shares
                                          --------------------
                                                                  Additional                                  Total
                                          Number of                 paid in     Retained      Unearned     Shareholders'
                                            Shares     Amounts      Capital     Earnings    Compensation      Equity
                                            ------     -------      -------     --------    ------------      ------
Balance at December 31, 1998 ..........   25,051,380   $    251           --    $  9,435            --       $  9,686
Net income ............................           --         --           --      10,969            --       $ 10,969
Dividends .............................           --         --           --     (14,945)           --       $(14,945)
                                          ----------   --------     --------    --------       -------       --------

Balance at December 31, 1999 ..........   25,051,380   $    251           --    $  5,459            --       $  5,710
Net income ............................           --         --           --     (68,221)           --       $(68,221)
Issuance of shares upon share exchange     1,252,569   $     12     $     12          --            --       $     24
Non-cash compensation expenses ........           --         --       70,755          --            --       $ 70,755
Unearned compensation .................           --         --           --          --        (5,066)      $ (5,066)
Non-cash listing expenses .............           --         --        1,353          --            --       $  1,353
Interest in Joint Venture .............           --         --     $  3,606          --            --       $  3,606
                                          ----------   --------     --------    --------       -------       --------

Balance at December 31, 2000 ..........   26,303,949   $    263     $ 75,726    $(62,762)      $(5,066)      $  8,161
Net income ............................           --         --           --         775            --       $    775
Non-cash compensation expenses ........           --         --        4,306          --            --       $  4,306
Unearned compensation .................           --         --           --          --        (1,805)      $ (1,805)
Amount received towards directors -
  stock option plan ...................           --         --          164          --            --       $    164

                                          ----------   --------     --------    --------       -------       --------
Balance at December 31, 2001 ..........   26,303,949   $    263     $ 80,196    $(61,987)      $(6,871)      $ 11,601
                                         ===========   ========     ========    ========       =======       ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

1.    The Company

      Global Sources Ltd. (the "Company") was incorporated in November 1999 under the laws of Bermuda. The Company is majority owned by Hung Lay Si Co Ltd. (the "Parent Company"). The Parent Company is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. Hill Street Trustees Ltd. is the trustee of the trust (the "Trustee") and the Trustee has sole and exclusive voting investment and dispositive power over the shares of capital stock of the Parent Company owned by the Trust.

      The Company's principal business is to provide services that allow global buyers to identify suppliers and products, and enable suppliers to market their products to a large number of buyers. The Company's primary online service is creating and hosting Marketing Websites that present suppliers' product and company information in a consistent, easily searchable manner on Global Sources Online. The Company also offers electronic cataloguing services for buyers and suppliers. Private Buyer Catalogs enable buyers to maintain customized information on suppliers. Private Supplier Catalogs are password-protected online environments where suppliers can develop and maintain their own product and company data. Complementing these services are various trade magazines and CD-ROMs. The Company's businesses are conducted primarily through Trade Media Ltd., its wholly owned subsidiary, which was incorporated in October 1984 under the laws of Cayman Islands. Through certain other wholly owned subsidiaries, the Company also organizes conferences and exhibitions on technology related issues and licenses Asian Sources / Global Sources Online and catalog services.

2.    Summary of Significant Accounting Policies

(a)   Basis of Consolidation and Presentation

      (i) The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and comprise the accounts of the Company, its majority owned subsidiaries and those owned through nominee shareholders. All significant intercompany transactions and balances have been eliminated on consolidation.

      (ii) The results of subsidiaries acquired or disposed of during the year are included in the consolidated statement of income from the effective dates of acquisition or up to the effective dates of disposal.

      (iii) The functional currency of the Company and certain subsidiaries is the United States dollar. The functional currencies of other subsidiaries are their respective local currencies. United States dollars are used as the reporting currency as the Company's operations are global.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

(b)   Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(c)   Cash Equivalents

      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(d)   Inventory of Paper

      Inventory of paper is stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out basis.

(e)   Property and Equipment

      (i) Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

      (ii) Depreciation on property and equipment is calculated to amortize their cost on a straight line basis over their estimated useful lives as follows:

            Fixtures, fittings and office equipment ..................  5 years
            Leasehold improvements ...................................  5 years
            Motor vehicles ...........................................  5 years
            Computer equipment and software ..........................  3 years

      (iii) Effective January 1, 1999, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Costs incurred in the preliminary project stage with respect to the development of software for internal use are expensed as incurred; costs incurred during the application development stage are capitalized and are amortized over the estimated useful life of three years upon the commissioning of service of the software. Training and maintenance costs will be expensed as incurred.

(f)   Intangible Assets

      Copyrights are carried at cost less accumulated amortization. Copyrights are amortized on a straight line basis over a period of ten years.

      Goodwill, which represents the excess of the cost of purchased businesses over the fair value of their net assets at dates of acquisition, is amortized on a straight-line basis over twenty years.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

(g)   Investments

      Long term investments for business and strategic purposes in privately-held companies where such investments are less than 20% of the equity capital of the investees, with no significant influence over the investees, are stated at cost.

      Long term investments in companies where such investments are in the range of 20% to 50% of the equity capital of the investees and over whom the Company exercises significant influence, are accounted under the equity method.

      Interest in subsidiaries with more than 50% ownership are consolidated and the ownership interests of minority investors are recorded as minority interest.

      Long term investments in U.S. Treasury strips zero % coupon, held to maturity are stated at amortized cost.

(h)   Impairment of Long-lived Assets

      The Company reviews the carrying value of its long-lived assets based upon a gross cash flow basis and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. The impairment loss is measured based on the difference between the carrying amount of the asset and its fair value. There was no impairment of the Company's property and equipment or intangibles as of December 31, 2001.

(i)   Revenue Recognition

      The Company derives its revenues from advertising fees in its published trade magazines and Web sites, sales of trade magazines, fees from licensing its trade and service marks, service fees from the provision of software maintenance service, and organizing business seminars.

      Revenues from advertising in trade magazines and Web sites are recognized ratably in the period in which the advertisement is displayed. Advertising contracts do not exceed one year. Revenue from sales of trade magazines is recognized upon delivery of the magazine. Magazine subscriptions received in advance are deferred and recognized as revenue upon delivery of the magazine. Revenue from the provision of maintenance service is deferred and recognized ratably over the maintenance service period. Revenue from organizing business seminars is recognized at the conclusion of the seminar.

      The Company receives license fees and royalties from licensing its trade and service marks. Revenue from license fees is recognized ratably over the term of the license, currently four to five years. Royalties from license arrangements are earned ratably in the period in which the advertisement is displayed by the licensee.

      The interest income from investments in U.S. Treasury strips zero % coupons is recognized as it accrues, taking into account the effective yield on the asset.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

(j) Transactions with Sales Representatives and Related Party Sales Representatives

      The Company utilizes sales representatives and related party sales representatives in various territories to promote the Company's products and services. Under these arrangements, these sales representatives are entitled to commissions as well as marketing fees. Commissions expense is recorded when owed to these sales representative and is included in sales expenses.

      These sales representatives, which are mainly corporate entities, handle collections from clients on behalf of the Company. Included in receivables from these sales representatives are amounts collected on behalf of the Company as well as cash advances made to these sales representatives.

      The Company nominated a director to the Board of Directors of eight of these sales representative companies. The nominated directors are employees of the Company. The Company and the nominated directors do not have any interest in the share capital of these related party sales representative companies. Approximately $16,056, $20,315, and $20,172 of commissions and marketing fees expense was associated with these related party sales representative companies for 1999, 2000, and 2001, respectively.

(k)   Advertising Expenses

      Advertising expenses are expensed as incurred.

(l)   Operating Leases

      The Company leases certain office facilities under cancelable operating leases that expire in two to five years. Rentals under operating leases are expensed on a straight line basis over the life of the leases.

(m)   Liabilities for Bonus Plan

      Before the commencement of the Equity Compensation Plans as described in note 23, the Company rewarded its senior management staff based on their performance through long term discretionary bonus awards. These awards were payable in cash generally at the end of five or ten years from the date of the award, even in the event of termination of employment unless certain non-compete provisions had been violated. These awards were expensed in the period to which the performance bonus relates.

(n)   Retirement Benefits

      The Company operates a number of defined contribution retirement benefit plans. Contributions are based on a percentage of each eligible employee's salary and are expensed as the related salaries are incurred.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

(o)   Income Taxes

      The Company accounts for deferred income taxes using the liability method, under which the expected future tax consequences of temporary differences between the financial reporting and tax basis of its assets and liabilities are recognized as deferred tax assets and liabilities. A valuation allowance is established for any deferred tax asset when it is more likely than not that the deferred tax asset will not be recovered.

(p)   Minority Interest

      In 2000 the Company entered into an agreement with CMP Media Inc., through United Business Media B.V., a subsidiary of United News and Media plc.
      (CMP) to set-up a corporation (eMedia Asia Ltd.) to provide new technology content, media and e-commerce services to the electronics technology market in Asia. The Company holds a 60.1% controlling equity interest in the eMedia Asia Ltd. and consolidates the results of operations. As part of obtaining its 39.9% interest, CMP has committed to pay $6,000 and interest thereon to the Company upon the payment of specified future dividends of eMedia Asia Ltd. Due to the contingent nature of the payment, the Company did not record in its balance sheet the promissory note receivable of $6,000 due from CMP and no interest income was accrued as at December 31, 2001. The minority interest liability of $2,515 at December 31, 2001 reflects CMP's proportionate interest of the net book value in the eMedia Asia Ltd.

(q)   Foreign Currencies

      Transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect on the date of the transaction. As of the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are remeasured using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions and remeasurement of foreign currency denominated accounts are included in the determination of net income in the year in which they occur.

      The financial statements of the subsidiaries reporting in their respective local currencies are translated into U.S. dollars for consolidation as follows: assets and liabilities at the exchange rate as of the balance sheet date, shareholders' equity at the historical rates of exchange, and income and expenses amounts at the average monthly exchange rate for the year. The cumulative translation differences were not material as of December 31, 2000 and 2001.

(r)   Segment Reporting

      Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segment profit or loss, certain specific revenue and expense items, and segment assets. Additionally, companies are required to report information about the revenues derived from their products and services groups, about geographic areas in which the Company earns revenues and holds assets, and about major customers.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      The Company identifies its operating segments based on business activities, management responsibility and geographic location. The Company has three reportable segments: online marketplace services, transaction software and services, and complementary media services.

(s)   Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment by owners and distribution to owners. For each of the years ended December 31, 1999, 2000 and 2001, the Company had no material comprehensive income items.

(t)   Basic and Diluted Net Income Per Share

      Basic net income per share is computed by dividing net income by the weighted average number of shares of ordinary shares outstanding during the period, as restated as discussed in note 14. Diluted net income per share is calculated using the weighted average number of outstanding ordinary shares, as restated as discussed in note 14, plus other dilutive potential ordinary shares. For all periods presented, the Company did not have any dilutive securities; therefore, both the basic and diluted net income per share computations resulted in the same amounts.

(u)   Stock Based Compensation

      The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost of stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the option exercise price and is charged to operations over the vesting period.

      The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No.123 and Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods and Services." All transactions in which services are received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

(v)   Recent Accounting Pronouncements

      As of December 31, 2001, the Company adopted the Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives" (EITF 00-14). EITF 00-14 stipulates that the reduction in the selling price of the product or service resulting from any cash sales incentive should be classified as a reduction of revenue. The adoption of this EITF resulted in the Company reclassifying certain sales incentives from a sales expense to a reduction of revenue for all periods presented. This reclassification represented less than 3% of revenues for each period presented and did not impact net income.

      In June 1998, the Financial Accounting Standards Board (FASB) issued Statements of Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138. This statement, as amended, was effective January 1, 2001, and established accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. The adoption of SFAS No. 133, as amended, did not impact the Company's financial position or results of operations.

      In June, 2001, FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS No. 142 apply immediately to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company is required to adopt SFAS No. 142 effective January 1, 2002. As goodwill was fully amortized and no acquisitions occurred during 2001, management believes that the adoption of these standards will not have a material impact on the Company's financial statement of position, results of operations, or cash flows.

      In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The purpose of this statement is to develop consistent accounting for asset retirement obligations and related costs in the financial statements and provide more information about future cash outflows, leverage and liquidity regarding retirement obligations and the gross investment in long-lived assets. The Company will be required to implement SFAS No. 143 on January 1, 2003 and believes that the adoption of this standard will not have a material impact on the Company's financial statement of position, results of operations, or cash flows.

      In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets, superseding SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement also supersedes the accounting and reporting provisions of APB Opinion No. 30,

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions , for segments of a business to be disposed. The Company is required to adopt this statement on January 1, 2002 and believes that the adoption of this standard will not have a material impact on the Company's financial statement of position, results of operations, or cash flows.

3.    Current Assets:

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Accounts receivable:
      Gross trade receivables ...............................      $ 10,203       $ 7,842
      Less:  Allowance for doubtful debts ...................        (2,400)       (2,132)
                                                                   --------       -------
                                                                   $  7,803       $ 5,710
                                                                   ========       =======

      Movements in Allowance for Doubtful Accounts:

                                                                    Year Ended December 31,
                                                             ------------------------------------
                                                               1999           2000          2001
                                                             --------       --------       ------
     Balance at beginning of year .....................      $  2,376       $  1,854       $2,400
     Charged to bad debt expenses .....................         1,123          1,188          765
     Write-off of bad debts ...........................        (1,645)          (642)      (1,033)
                                                             --------       --------       ------
     Balance at end of year ...........................      $  1,854       $  2,400       $2,132
                                                             ========       ========       ======

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Prepaid expenses and other current assets:
      Unsecured employee loans and other debtors ............      $    318       $   117
      Prepaid expenses ......................................           313           399
      Other current assets ..................................         1,137           606
                                                                   --------       -------
                                                                   $  1,768       $ 1,122
                                                                   ========       =======

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

4.    Property and Equipment, net:

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Capital work-in progress ..............................      $     89       $    33
      Leasehold improvements ................................         6,398         6,635
      Motor vehicles ........................................            73            72
      Computers, fixtures, fittings and office equipment ....        20,114        21,781
      Software development costs ............................         9,316        11,821
                                                                   --------       -------
      Property and equipment, at cost .......................        35,990        40,342
      Less: Accumulated depreciation ........................       (12,785)      (21,284)
                                                                   --------       -------
                                                                   $ 23,205       $19,058
                                                                   ========       =======

      Depreciation expense for the years ended December 31, 1999, 2000 and 2001 were $2,070, $3,051 and $5,458, respectively and the amortization of Software development cost for the years ended December 31, 1999, 2000 and 2001 were $ NIL, $647 and $3,106, respectively.

5.    Intangible Assets, net:

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Goodwill ..............................................      $    654       $   654
      Copyrights ............................................         3,706         3,706
                                                                   --------       -------
                                                                      4,360         4,360
      Less:  Accumulated amortization .......................        (3,987)       (4,357)
                                                                   --------       -------
                                                                   $    373       $     3
                                                                   ========       =======

6.    Long-term Investments and Bonds held to maturity:

      (i) As at December 31, 2001, the Company holds equity instruments carried at $100 in a privately held unaffiliated electronic commerce company for business and strategic purposes. The investment is accounted for under the cost method since the ownership is less than 20% and the Company does not have ability to exercise significant influence over the investee. The investment is shown under long term investments in consolidated balance sheets.

            The Company's policy is to regularly review the carrying values of the non-quoted investments and to identify and provide for impairment when circumstances indicate impairment other than temporary decline in the carrying values of such assets.

            During the fourth quarter of year 2000, the Company recorded $11,750 impairment loss for other than temporary decline in the carrying value of the investments based on the financial position of the investees and other information, which became available in the fourth

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

            quarter of year 2000 and developments in the technology and internet sectors in fourth quarter of year 2000. During the year 2001, the Company recorded a further $1,150 impairment loss for other than temporary decline in the carrying value of the investment based on current economic events and other factors. The net carrying value of the long term investment as at December 31, 2001 was $100. The Company will continue to evaluate this investment.

      (ii)  U.S. Treasury strips zero % coupon

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      The amortized cost classified by date of contractual
      maturity is as follows:
      Due within one year ...................................      $    420       $   430
      Due after one year through five years .................         1,260         1,059
      Due after five years through ten years ................           347           220
                                                                   --------       -------
                                                                   $  2,027       $ 1,709
                                                                   ========       =======

      The fair value classified by date of contractual
      maturity is as follows:
      Due within one year ...................................      $    424       $   444
      Due after one year through five years .................         1,306         1,137
      Due after five years through ten years ................           362           230
                                                                   --------       -------
                                                                   $  2,092       $ 1,811
                                                                   ========       =======

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Gross unrealized holding gains ........................      $     65       $   102
                                                                   ========       =======

7.    Other Assets:

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Employee housing loans ................................      $    786       $   378
      Rental and utility deposits ...........................           560           821
                                                                   --------       -------
                                                                   $  1,346       $ 1,199
                                                                   ========       =======

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

8.    Current Liabilities:

                                                                               At December 31,
                                                                           ----------------------
                                                                             2000           2001
                                                                           --------       -------
      Deferred income and customer prepayments:
      Advertising ...........................................              $ 12,229       $13,963
      Subscription and others ...............................                 3,659         3,159
                                                                           --------       -------
                                                                           $ 15,888       $17,122
                                                                           ========       =======

                                                                               At December 31,
                                                                           ----------------------
                                                                             2000           2001
                                                                           --------       -------
      Accrued liabilities:
      Salaries, wages and commissions ...............................      $  1,251       $ 1,442
      Retirement benefit plans ......................................           493           435
      Current portion of liabilities for incentive and bonus plans...         2,848         1,168
      Others ........................................................         1,236         2,082
      Equity in loss of affiliate ...................................            51            --
                                                                           --------       -------
                                                                           $  5,879       $ 5,127
                                                                           ========       =======


9.    Liabilities for Incentive and Bonus Plans:

                                                                               At December 31,
                                                                           ----------------------
                                                                             2000           2001
                                                                           --------       -------
      Liability for long term discretionary bonus program ...........      $  1,794       $ 1,434
                                                                           ========       =======

10.   Related Party Transactions

      The Company has extended loans to certain members of its senior management to finance their purchase or lease of residences. The loans for the purchase of a residence are secured by the subject residence, bear interest at a rate of LIBOR plus 2 to 3%, generally have a term of ten years and become due and payable immediately under certain circumstances, including their termination of employment with the Company. The loans for the lease of a residence are unsecured, interest free and are repayable in equal monthly installments over the period of the lease, typically less than or equal to twelve months. Loans due from employees for purchase of residences were $786 and $378 as of December 31, 2000 and 2001 respectively. Loans due from employees for lease of residences were $219 and $114 as of December 31, 2000 and 2001, respectively.

      The Company leases certain office facilities from subsidiaries of the Parent Company under cancelable and non-cancelable operating leases that include both rental and building maintenance services. During the years ended December 31, 1999, 2000 and 2001, the

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      Company incurred rental and building management services expenses of $1,406, $950 and $1,044, respectively, with respect to these office facilities.

      The Company also receives legal and secretarial services from subsidiaries of the Parent Company. During the year ended December 31, 1999, 2000 and 2001, the Company incurred such legal and secretarial services expenses of $64, $455 and $464, respectively.

      The Company had $11,404 and $11,404 amounts due to the Parent Company as of December 31, 2000 and 2001, respectively. The amount due to the Parent Company is unsecured and has no fixed repayment terms prior to January 1, 2000. Interest was charged in the range of 2 to 3%. During the year ended December 31, 1999, the Company incurred interest expense of $337, with respect to amounts due to the Parent Company. During the years 2000 and 2001, the Company did not incur any such interest expenses with respect to amounts due to the Parent Company.

      Effective January 1, 2000, the Company executed an unsecured promissory note in the principal amount of $11,404 to establish the repayment terms of amounts owed to the Parent Company. On January 1, 2005, the Company will begin repayment of this promissory note. The Company will make quarterly payments of principal and interest over the following ten years. Interest will accrue beginning January 1, 2005 at the applicable U.S. Federal Funds rate.

      During the year ended December 31, 1999, the Company incurred operating expenses of $640, allocated from the Parent Company. The Company believes that the methods used in the allocation of expenses were reasonable and that the consolidated statements of income include all costs directly and indirectly attributable to the Company. The amounts related to the Company have been determined by segregating amounts related to the operations of the Company from those related to the Parent Company. The determination of such amounts was made by reference to individual records for costs specifically relating to the Company or by allocation based on number of personnel, time spent by personnel, usage of facilities or similar references. During the years 2000 and 2001 there were no such allocated expenses from the Parent Company.

      Effective May 1, 2000, the Company engaged The Fairchild Corporation to provide financial, legal and certain other services to the Company for a fee of $42 per month. The Company terminated this arrangement effective December 31, 2000. The Company incurred $333 expenses for these services during the year ended December 31, 2000.

      In addition to the transactions with related party sales representatives discussed in note 2 (j), the Company provided technical services to these sales representatives and to a subsidiary of the Parent Company, for a fee. During the year ended December 31, 1999, 2000 and 2001, the Company received such services fee of $242, $167 and $259, respectively.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

11.   Liabilities for Incentive and Bonus Plans

      Before the commencement of the Equity Compensation Plans the Company rewarded its senior management staff based on their current performance through long term discretionary bonus awards. These awards are payable approximately at the end of five or ten years from the date of the award, even in the event of termination of employment unless certain non-compete provisions have been violated. Amounts expensed related to these awards for the years ended December 31, 1999, 2000 and 2001, were $143, $NIL and $NIL, respectively. The required funds are set aside for payment of the discretionary bonuses by purchasing U.S. Treasury strips zero % coupon maturing in either five or ten years. These investments are held until maturity and the proceeds are used for payment of the discretionary bonuses.

      Certain sales representatives of the Company are eligible for incentive awards under plans administered by the Company. Amounts expensed related to incentive awards under plans administered by the Company for the years ended December 31, 1999, 2000 and 2001 were $45, $116 and $78, respectively. Amounts under liabilities for incentive plans include amounts owed under plans previously administered by the Company.

12.   Retirement Benefit Plans

      The Company operates a number of defined contribution retirement benefit plans. Employees working in a jurisdiction where there is no statutory provision for retirement benefits are covered by the Company's plans.

      The two principal defined contribution plans are plans where employees are not required to make contributions. One of these two plans is separately administered by an independent trustee and the plan assets are held independent of the Company. The other one is not independently administered and is currently unfunded. The Company's liabilities under this unfunded plan as of December 31, 2000 and 2001 were $381 and $376, respectively.

      The Company incurred costs of $823, $1,039 and $1,085 with respect to the retirement plans in the years ended December 31, 1999, 2000 and 2001, respectively.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

13.   Income Taxes

      The Company and certain of its subsidiaries operate in the Cayman Islands and other jurisdictions where there are no taxes imposed on companies. Certain of the Company's subsidiaries operate in Hong Kong and Singapore and are subject to income taxes in their respective jurisdictions. Also, the Company is subject to withholding taxes for revenues earned in certain other countries.

      Income / (loss) before income taxes consists of:

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000          2001
                                                              --------       --------       ------
      Cayman Islands ...................................      $ 11,470       $ (3,593)      $  401
      Foreign ..........................................           934        (63,263)       1,549
                                                              --------       --------       ------
                                                              $ 12,404       $(66,856)      $1,950
                                                              ========       ========       ======

      The provision for income taxes consists of:

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000          2001
                                                              --------       --------       ------
      Current tax expense:
      Cayman Islands ...................................      $     --       $     --       $   --
      Foreign ..........................................         1,435          1,277        1,143
                                                              --------       --------       ------
      Total provision ..................................      $  1,435       $  1,277       $1,143
                                                              ========       ========       ======

      The provision for income taxes for the years ended December 31, 1999, 2000 and 2001 differed from the amount computed by applying the statutory income tax rate of 0% as follows:

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000          2001
                                                              --------       --------       ------
      Income taxes at statutory rate ...................      $     --       $     --       $   --
      Foreign income and revenues taxed at higher rates          1,435          1,277        1,143
                                                              --------       --------       ------
      Total ............................................      $  1,435       $  1,277       $1,143
                                                              ========       ========       ======
      Effective tax rate ...............................         11.57%         (1.91)%      58.62%
                                                              ========       ========       ======

      Deferred tax assets consist of the following:

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Net operating loss carry forwards .....................      $  7,525       $ 7,434
      Less:  valuation allowance ............................        (7,525)       (7,434)
                                                                   --------       -------
      Deferred tax assets ...................................      $     --       $    --
                                                                   ========       =======

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      The Company recorded a full valuation allowance for the deferred tax assets due to the uncertainty as to their ultimate realization.

      As of December 31, 2001, a United States subsidiary has net operating loss carry forwards of approximately $17.3 million. These losses can be utilised to reduce future taxable income of the subsidiary subject to compliance with the taxation legislation and regulations in the relevant jurisdiction.

14.   Share Capital

      On April 14, 2000, in conjunction with the Share Exchange Agreement discussed in Note 21, Fairchild (Bermuda) Ltd. issued 25,051,380 ordinary shares to the shareholders of Trade Media Holdings Ltd., predecessor to Global Sources Ltd., in exchange for all of its 10,000 ordinary shares outstanding at that date. All share and per share amounts in these consolidated financial statements have been restated for the year ended December 31, 1999 in a manner similar to a 2,505 to 1 stock split. In addition, Fairchild (Bermuda) Ltd. issued 62,628 ordinary shares and 1,189,941 ordinary shares to The Fairchild Corporation and the shareholders of the Fairchild Corporation respectively. After the share exchange Fairchild (Bermuda) Ltd was renamed Global Sources Ltd. The authorized share capital of the Company as at December 31, 2000 and 2001 is 50,000,000 ordinary shares of $0.01 par value. As at December 31, 2000 and at December 31, 2001, the Company has 26,303,949 ordinary shares issued and outstanding.

15.   Fair Value of Financial Instruments

      The carrying amounts of the Company's cash equivalents, accounts receivable, related party receivables, accounts payable and accrued liabilities approximate fair value due to their short maturities. The fair value of related party payables cannot be determined due to the related party nature. The information with respect to long term related party payables is disclosed in Note 10. The carrying amount and market value of long term investments are discussed in Note 6.

16.   Concentration of Credit Risk and Other Risks

      Financial instruments, which potentially subject the Company to concentration of credit risk consist primarily of investment in checking and money market accounts, investment in U.S. Treasury strips zero % coupon, trade accounts receivable and receivables from sales representatives. The Company maintains checking and money market accounts with high quality institutions. The Company has a number of customers, operates in different geographic areas and generally does not require collateral on accounts receivable or receivables from sales representatives. In addition, the Company is continuously monitoring the credit transactions and maintains reserves for credit losses where necessary. No customer accounted for more than 10% of the Company's revenues for each of the years ended December 31, 1999, 2000 and 2001. No customer accounted for more than 10% of the accounts receivable as of December 31, 2000 and 2001.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      In 2001, the Company derived approximately 93% of its revenue from customers in the Asia-Pacific region. The Company expects that a majority of its future revenue will continue to be generated from customers in this region. Future political or economic instability in the Asia-Pacific region could negatively impact the business.

17.   Operating Leases

      The Company leases office facilities under cancelable and non-cancelable operating leases that expire in two to five years. During the years ended December 31, 1999, 2000 and 2001, the Company's operating lease rental expenses were $1,898, $1,502 and $1,897, respectively. The estimated future minimum lease payments under non-cancelable operating leases as of December 31, 2001 are as follows:

                  Year Ending December 31,                      Operating Leases
                  ------------------------                      ----------------
                  2002 .........................................     $  471
                  2003 .........................................        471
                  2004 .........................................        414
                                                                     ------
                                                                     $1,356
                                                                     ======

18.   Segment and Geographic Information

      The Company has three reportable segments: online marketplace services, transaction software and services and complementary media services. Revenues by geographic location are based on the location of the customer.

(a)   Segment Information

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000          2001
                                                              --------       --------       ------
      Revenues:
      Online marketplace services ......................      $ 25,463       $ 55,121       $55,468
      Transaction software and services ................           584            733           305
      Complementary media services .....................        60,846         42,602        34,964
      Other ............................................         3,379          4,597         4,548
                                                              --------       --------       -------
      Consolidated .....................................      $ 90,272       $103,053       $95,285
                                                              ========       ========       =======

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000           2001
                                                              --------       --------       -------
      Income/(loss) from Operations:
      Online marketplace services ......................      $  3,607       $(23,276)      $12,308
      Transaction software and services ................        (1,562)        (3,469)       (8,288)
      Complementary media services .....................         9,392        (27,106)       (1,360)
      Other ............................................           319         (1,791)          725
                                                              --------       --------       -------
      Consolidated .....................................      $ 11,756       $(55,642)      $ 3,385
                                                              ========       ========       =======

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Identifiable Assets:
      Online marketplace services ...........................      $ 24,376       $26,413
      Transaction software and services .....................        10,564         8,368
      Complementary media services ..........................        18,780        16,655
      Other .................................................         1,986         2,166
                                                                   --------       -------
      Consolidated ..........................................      $ 55,706       $53,602
                                                                   ========       =======

(b)   Foreign Operations

                                                                     Year Ended December 31,
                                                              ------------------------------------
                                                                1999           2000          2001
                                                              --------       --------       ------
      Revenues:
      Asia .............................................      $ 83,755       $ 95,388       $88,427
      United States ....................................         4,613          5,235         5,255
      Europe ...........................................         1,159          1,083           908
      Other ............................................           745          1,347           695
                                                              --------       --------       -------
      Consolidated .....................................      $ 90,272       $103,053       $95,285
                                                              ========       ========       =======

                                                                       At December 31,
                                                                   ----------------------
                                                                     2000           2001
                                                                   --------       -------
      Long-Lived Assets:
      Asia ..................................................      $ 26,060       $20,247
      United States .........................................           114           113
                                                                   --------       -------
      Consolidated ..........................................      $ 26,174       $20,360
                                                                   ========       =======

19.   Contingencies

      From time to time the Company is involved in litigation in the normal course of business. While the results of such litigation and claims cannot be predicted with certainty, the Company believes that it is remote that the outcome of the outstanding litigation and claims as of the current date will have a material adverse effect on the Company's consolidated financial position and results of operations.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

20.   Capital Commitments

      The commitments as at December 31, 2001 for the renovation work to be carried out on the leasehold office facilities amount to $91.

21.   Share Exchange Agreement

      On December 6, 1999, a Share Exchange Agreement was executed by The Fairchild Corporation, Fairchild (Bermuda), Ltd., Trade Media Holdings Ltd. and the shareholders of Trade Media Holdings Ltd. (the "Share Exchange"). Under the Share Exchange, Fairchild (Bermuda), Ltd. issued additional common shares in exchange for all of the issued and outstanding shares of the Company.

      After the Share Exchange, The Fairchild Corporation and shareholders of The Fairchild Corporation hold less than 5% and the shareholders of Trade Media Holdings Ltd. hold the remainder of the combined companies. After the Share Exchange, Fairchild (Bermuda), Ltd. was renamed Global Sources Ltd. Global Sources Ltd. recorded the Share Exchange as a recapitalization. This reflected a private operating company, Trade Media Holdings Ltd., as the acquirer combining into Fairchild (Bermuda), Ltd., a non-operating public shell corporation with nominal net assets. As of, and subsequent to, the Share Exchange, the historical consolidated financial statements of Trade Media Holdings Ltd. are being presented as the continuing accounting entity, similar to a reverse acquisition. Thereafter, all of the historical consolidated financial statements presented represent that of Trade Media Holdings Ltd.

      In the Share Exchange, the Company issued 25,051,380 ordinary shares to the shareholders of Trade Media Holdings Ltd. in exchange for all of its 10,000 ordinary shares outstanding at that date. The shareholders' equity of Trade Media Holdings Ltd. has been restated to reflect the effect of the 2,505 to 1 exchange ratio. The authorized share capital of the Company following the Share Exchange is 50,000,000 ordinary shares. In addition, the Company issued 62,628 ordinary shares and 1,189,941 ordinary shares to The Fairchild Corporation and The Fairchild Corporation's shareholders, respectively.

      On April 3, 2000, the Form F-1 was declared effective, and on April 14, 2000, the above Share Exchange Agreement was consummated. As of April 14, 2000, the Company was publicly listed on NASDAQ.

      The transaction costs associated with the Share Exchange Agreement, amounting to $750, $609 and $NIL have been expensed during the year ended December 31, 1999, 2000 and 2001, respectively. This expense is included under general and administrative cost for the year ended December 31, 1999 and 2000 in the Consolidated Statements of Income.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

22.   Restricted Share Award Plan

      On February 4, 2000, the Company established a restricted share award plan for the benefit of its chairman and chief executive officer in recognition of services to the Company. In conjunction with the restricted share award plan, the Parent Company assigned 4,008,221 ordinary shares of the Company, representing a 16% equity interest in the Company, to the Company. The Company then awarded these shares to its chairman and chief executive officer. The chairman and chief executive officer's entitlement to 501,028 of these shares is subject to an employment agreement with one of the Company's United States subsidiaries and entitlement to such shares vested immediately. The chairman and chief executive officer's entitlement to 3,507,193 of these shares is subjected to employment, non-compete and vesting terms under an employment agreement with one of the Company's United States subsidiaries. The 3,507,193 shares were to vest ratably over 10 years, 10% each year. However, effective August 30, 2000, the Company's Board of Directors approved the accelerated vesting of all the restricted shares granted to the chairman and chief executive officer resulting in immediate vesting of all the shares. The Company recorded total $64,000 and $NIL non-cash compensation expense associated with these awards in the year ending December 31, 2000 and 2001, respectively.

23.   Equity Compensation Plans

      On December 30, 1999, the Company established the Global Sources Employee Equity Compensation Trust (the "Trust") for the purpose of administering monies and other assets to be contributed by the Company to the Trust for the establishment of equity compensation and other benefit plans. The Trust is administered by Harrington Trust Limited (the "Bermuda Trustee"). The Bermuda Trustee in the exercise of its power under the Declaration of Trust may be directed by the plan committee, including the voting of securities held in the Trust. The Board of Directors of a subsidiary of the Company will select the members of the plan committee.

      On February 4, 2000, in conjunction with the establishment of the Trust and the Share Exchange, the Parent Company assigned 2,505,138 ordinary shares of the Company, representing a 10% equity interest in the Company, to the Company for the establishment of share option plans and/or share award plans, known as ECP I, ECP II and ECP III. Subsequently, share option plans and/or share award plans, known as ECP IV, ECP V and ECP VI were established.

      Eligible employees, directors and consultants under ECP I are entitled to purchase common shares of Global Sources Ltd. at a price determined by the plan committee at the time of the grant. The exercise price of these options may be below the fair market value of the Company's ordinary shares. The plan committee determines who will receive, and the terms of, the options.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      Optionees may pay for ordinary shares purchased upon exercise of options by check or by the delivery of other securities of the Company. Payment shall made to the Trust.

      Eligible employees, directors and consultants under ECP II were entitled to purchase common shares of Global Sources Ltd. at an exercise price determined by the plan committee at the time of the grant. There are two types of options under this plan. The exercise price of both of these options were below the fair market value of the Company's ordinary shares at that time. The plan committee determines who will receive, and the terms of, the options. Employees could decide whether to take up the options for a period of 95 days ending June 29, 2000. All the options granted were exercised. Optionees were able to pay for ordinary shares purchased upon exercise of options by check or by the delivery of other securities of the Company. Payment has been made to the Trust. Entitlement of the employees, directors and consultants to these common shares is subject to employment and vesting terms.

      Eligible employees and directors under ECP III were awarded a defined amount of compensation payable in Global Sources Ltd. common shares the number of which were determined by dividing the amount of compensation awarded by an amount determined by the plan committee prior to the Share Exchange.

      Entitlement of the employees to these common shares is subject to employment and vesting terms.

      The non-cash compensation expense associated with awards in accordance with APB 25 and SFAS 123, under ECP II and ECP III of approximately $2,907 and $2,521, respectively, are recognised ratably over the three year vesting term.

      Eligible employees directors and consultants under ECP IV are awarded a defined amount of compensation payable in Global Sources Ltd. common shares the number of which are determined by the plan committee periodically.

      Entitlement of the employees, directors and consultants to these common shares is subject to employment and vesting terms.

      Eligible employees, directors and consultants under ECP V were awarded a one-time grant of shares the number of which was determined by the plan committee.

      Entitlement of the employees to these common shares is subject to employment and vesting terms.

      The Equity Compensation Plan committee approved the awards of common shares under ECP IV and ECP V on January 23, 2001 and approved additional awards of common shares under ECP IV on April 1, 2001 and July 1, 2001.

      The non-cash compensation expenses associated with the above awards in accordance with APB 25 and SFAS 123, under ECP IV and ECP V of approximately $3,337 and $1,983, respectively, are recognized over the five year vesting term from the respective award date.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

      The Equity Compensation Plan committee approved further awards of common shares under ECP IV and ECP V in January 2002. The non-cash compensation expenses associated with the above awards in accordance with APB 25 and SFAS 123, under ECP IV and ECP V of approximately $537 and $120 will be recognized over the five year vesting term.

      Eligible employees, directors and consultants under ECP VI are awarded a one time grant of Global Sources Ltd. common shares the number of which is determined by the plan committee.

      Entitlement of the employees, directors and consultants to these common shares is subject to non-compete and vesting terms.

      The Equity Compensation Plan committee approved the ECP VI on March 13, 2001 and made awards of common shares under the plan on various dates during the year 2001.

      The non-cash compensation expenses associated with the awards in accordance with APB 25 and SFAS 123, under ECP VI totaling to approximately $313, are recognized over the five year vesting term from the respective award date.

      The Company expensed $1,689 and $2,501 non-cash compensation costs associated with the awards under the above ECP plans in the years ended December 31, 2000 and 2001 respectively.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

                                                         ECP II               ECP III        ECP IV          ECP V        ECP VI
                                                         ------               -------        ------          -----        ------
                                                Purchase         Gift          Grant          Grant          Grant         Gift
                                                  Plan           Plan          Plan           Plan           Plan          Plan
                                                  ----           ----          ----           ----           ----          ----
Plan Inception .............................   March, 2000   March, 2000    March, 2000   January, 2001  January, 2001  March, 2001
                                               ===========   ===========    ===========   =============  =============  ===========

Number of Shares:

At December 31, 1999 .........................        --            --             --             --             --           --

  Original restricted shares granted in
    year 2000 ................................    80,887       212,526        104,184             --             --           --
  Shares forfeited to beneficial trustee .....        --       (11,442)        (1,334)            --             --           --
                                               -----------   -----------    -----------   -------------  -------------  -----------
Balance at December 31, 2000 .................    80,887       201,084        102,850             --             --           --

  Original restricted shares granted in
    year 2001 ................................        --            --             --        522,354        303,000       78,300
  Shares forfeited to beneficial trustee .....        --       (24,468)       (19,839)       (87,837)       (91,500)          --
                                               -----------   -----------    -----------   -------------  -------------  -----------
Balance at December 31, 2001 .................    80,887       176,616         83,011        434,517        211,500       78,300
                                               ===========   ===========    ===========   =============  =============  ===========
Grant Price Per Share ........................    $24.00      $    NIL       $    NIL       $    NIL       $    NIL      $   NIL
                                               ===========   ===========    ===========   =============  =============  ===========
Weighted average fair value of the
  shares granted .............................    $ 2.50      $  26.50       $  26.50       $   8.67       $   9.22      $  4.14
                                               ===========   ===========    ===========   =============  =============  ===========

      Weighted average fair value of the shares granted is estimated to be the average market value of the shares at the time of the grant.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (In U.S. Dollars Thousands, Except Number of Shares and Per Share Data)

24.   Directors Stock Option Plan

      A Non-executive Director Option Plan was approved on October 26, 2000 by the shareholders of the Company. Each eligible Director on the date of the first board meeting of each calendar year, commencing in 2001, receives the grant of an option to purchase 20,000 common shares on that date. The Options granted are subject to such terms and conditions as determined by the Board of Directors at the grant.

      The option price, per share, payable before the end of each February, is fifteen percent less than the average closing price of the shares for the last five trading days of the previous calendar year. The non-executive Directors may decline all or part of the award, which is non-transferable.

      Board granted the first awards under the above plan in 2001. The award vests over four years with one quarter of the shares vesting each year. Full payment must be made while exercising the option. Upon resignation of an eligible Director, all unvested shares are forfeited and the option price received for the forfeited unvested shares is refunded.

      Only one director accepted on February 10, 2001 the offer for the 20,000 shares granted under option. The $164 received as proceeds of this plan was included in additional paid-in capital.

      As per the terms of the plan, Board granted options to all eligible directors again in February 2002. These awards will vest after four years. Optionees must pay 15% of the option price, which is the average closing price of the shares for the last five trading days of year 2001, at the time of exercising the option. The balance 85% must be paid on or before the vesting date. The resignation of a Director following his or her exercise of the Grant of Options and payment of the Option Price shall not cause a forfeiture of the unvested shares. All the eligible non-executive Directors accepted the offer before February 28, 2002.

25.   Credit Facility

      On March 17, 2000, the Company entered into a credit facility with the Bank of Bermuda (Isle of Man) Limited. The credit facility has a term of one year and provides for borrowings of up to $25,000, with minimum borrowings of $1,000. The lender may request security from time to time to secure borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The Parent Company has guaranteed all of the Company's obligations under the credit facility.

      As of December 31, 2000 and 2001, $4,000 and $NIL, respectively of principal was outstanding under this credit facility.

      On March 13, 2002, the credit facility will be re-newed for $10,000 for one year subject to the same terms and conditions as applicable to the original facility.